EMPOWERING patent OWNERS, REWARDING INVENTION

FOR RELEASE
October 27, 2016

Contact:
Rob Stewart
Tel 1+ (949) 480-8311
rs@acaciares.com

ACACIA RESEARCH REPORTS
THIRD QUARTER FINANCIAL RESULTS

Newport Beach, Calif. - (BUSINESS WIRE) - October 27, 2016 - Acacia Research Corporation(1) (Nasdaq: ACTG) today reported results for the three months ended September 30, 2016.

•	Revenues for the third quarter of 2016 were $64,658,000, as compared to $12,994,000 in the comparable prior year quarter.

•
GAAP net income for the third quarter of 2016 was $7,989,000, or $0.16 per diluted share, as compared to a GAAP net loss of $27,310,000, or $0.55 per diluted share for the comparable prior year quarter.

•
Non-GAAP net income for the third quarter of 2016 was $15,824,000, or $0.31 per diluted share, as compared to a non-GAAP net loss of $11,458,000, or $0.23 per diluted share for the comparable prior year quarter. See below for information regarding non-GAAP financial measures.

•	Cash and cash equivalents, restricted cash and investments totaled $160,383,000 as of September 30, 2016, as compared to $145,948,000 as of December 31, 2015.

Consolidated Financial Results - Overview
Financial highlights and operating activities during the periods presented included the following:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues (in thousands)	$64,658	$12,994	$130,730	$87,540
GAAP net income (loss) (in thousands)	$7,989	$(27,310)	$(42,549)	$(44,126)
Non-GAAP net income (loss) (in thousands)	$15,824	$(11,458)	$30,180	$4,416
GAAP diluted earnings (loss) per share	$0.16	$(0.55)	$(0.85)	$(0.90)
Non-GAAP net earnings (loss) per common share - diluted	$0.31	$(0.23)	$0.60	$0.09
New agreements executed	11	8	30	51
Licensing and enforcement programs generating revenues	14	13	27	28

Summary Consolidated Financial Results
Three months ended September 30, 2016 compared with the three months ended September 30, 2015

Revenues (in thousands):

	Three Months Ended September 30,		Change
	2016	2015	$	%

Revenues	$64,658	$12,994	$51,664	398%

Third quarter 2016 revenues increased $51,664,000, or 398%, to $64,658,000, as compared to $12,994,000 in the comparable prior year quarter. In the third quarter of 2016, two licensees individually accounted for 60% and 27% of revenues recognized, as compared to three licensees individually accounting for 54%, 15% and 13% of revenues recognized during the third quarter of 2015.

Cost of Revenues (in thousands):

	Three Months Ended September 30,		Change
	2016	2015	$	%

Inventor royalties	$17,844	$116	$17,728	>100%
Contingent legal fees	7,709	1,972	5,737	291%
Total inventor royalties and contingent legal fees	$25,553	$2,088	$23,465	>100%

Third quarter 2016 inventor royalties expense increased due to higher average levels of cost recovery related preferred returns on revenues generated in the third quarter of 2015. Third quarter 2016 contingent legal fees expense increased 291%, as compared to the 398% increase in related revenues, due to higher average contingent legal fee rates for the portfolios generating revenues in the third quarter of 2015, as compared to the portfolios generating revenues in the third quarter of 2016.

Third quarter 2016 total revenues, less inventor royalties expense and contingent legal fees expense was $39,105,000, or 60% of third quarter 2016 revenues, as compared to $10,906,000, or 84% of revenues recognized in the comparable prior year quarter.

	Three Months Ended September 30,		Change
	2016	2015	$	%

Litigation and licensing expenses - patents	$7,348	$10,345	$(2,997)	(29)%

Third quarter 2016 litigation and licensing expenses decreased 29% due to a net decrease in litigation support costs associated with current and pending patent trials and a decrease in patent prosecution and litigation expenses associated with ongoing licensing and enforcement programs. We expect litigation and licensing expenses to continue to fluctuate period to period in connection with our current and future patent partnering, prosecution, licensing and enforcement activities.

	Three Months Ended September 30,		Change
	2016	2015	$	%

Amortization of patents	$6,467	$13,688	$(7,221)	(53)%

Third quarter 2016 non-cash patent amortization charges decreased 53%, reflecting a decrease in scheduled amortization on existing patent portfolios due primarily to various patent portfolio impairment charges previously recorded in the fourth quarter of 2015 and the second quarter of 2016.

General and Administrative Expenses (in thousands):

	Three Months Ended September 30,		Change
	2016	2015	$	%
General and administrative expenses	$5,790	$7,278	$(1,488)	(20)%
Non-cash stock compensation expense - G&A	1,368	2,164	(796)	(37)%
Total general and administrative expenses	$7,158	$9,442	$(2,284)	(24)%

Third quarter 2016 general and administrative expenses, excluding non-cash stock compensation expense, decreased due primarily to a reduction in personnel costs, including non-recurring employee severance costs, in connection with our recent reductions in head count. The decrease was partially offset by an increase in corporate legal, administrative and consulting fees and an increase in variable performance based compensation costs consistent with the quarterly increase in revenues. Non-cash stock compensation expense decreased due to a decrease in the grant date fair value for the shares expensed during the period and a decrease in the number of shares expensed resulting from a net reduction in employee headcount.

Research, Consulting and Other Expenses - Business Development (in thousands):

	Three Months Ended September 30,		Change
	2016	2015	$	%
Research, consulting and other expenses - business development	$666	$802	$(136)	(17)%

Research, consulting and other expenses include third-party business development related research, development, consulting and other costs incurred in connection with business development activities. These costs fluctuate period to period based on business development related activities in each period.

Other:

Third quarter 2015 other operating expense was $3,465,000 for court ordered attorney fees related to a matter initiated in 2010, and settlement and contingency accruals for other matters.

Provision for Income Taxes (in thousands):

	Three Months Ended September 30,		Change
	2016	2015	$	%
Provision for income taxes	$(9,655)	$(337)	$(9,318)	+100%

The increase in tax expense primarily reflects the impact of foreign withholding taxes incurred related to certain revenue agreements executed with third party licensees domiciled in foreign jurisdictions.

Veritone Transaction Accounting:

In August, Acacia Research Corporation formed a strategic partnership with Veritone, Inc. Veritone is a leading cloud-based Artificial Intelligence (“AI”) technology company that is pioneering next generation search and analytics through their proprietary Cognitive Media Platform™ (CMP). Under the partnership, Acacia will leverage its expertise to help Veritone build its patent portfolio and execute upon its overall intellectual property strategy. In order to enhance Veritone’s leadership position in the field of machine learning and AI, Acacia is providing $20 Million in funding to Veritone in the form of two $10 Million loans convertible into equity. Additionally, upon certain events and the achievement of milestones by Veritone, Acacia will have the opportunity to invest up to an additional $30 Million in Veritone, for a total of up to $50 Million.
Note that the Veritone transaction accounting is reflected in today’s earnings release based on preliminary accounting, with the final accounting expected to be completed at the time of the filing of our third quarter 2016 quarterly report on Form 10-Q. The preliminary balance sheet included herein preliminarily reflects the debt security as a $10 million note receivable. The final accounting is expected to allocate the loan amount between the debt security and the common stock purchase warrants received, and also reflect interest income and accretion of the debt security discount in the statement of operations.

Financial Condition (in thousands)
Summary Balance Sheet Information:

	September 30, 2016	December 31, 2015

Cash and cash equivalents, restricted cash and investments	$160,383	$145,948
Accounts receivable	53,700	33,500
Total assets	323,226	347,901
Accounts payable and accrued expenses	22,687	17,347
Accrued patent investment costs	225	1,000
Royalties and contingent legal fees payable	25,009	14,878
Total liabilities	48,493	33,746

Summary Cash Flow Information:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Net cash provided by (used in):
Operating activities (excluding restricted cash)	$(24,569)	$8,603	$16,535	$12,876
Restricted cash	(5)	(3)	(3,316)	(10,721)
Cash management & patent investment activities, net	1,934	36,433	(31,285)	39,307
Financing activities	(1,116)	(6,342)	(1,141)	(18,153)

Patent Investment Costs. Patent related investments paid in the third quarter of 2015 totaled $837,000.

Refer to the section below entitled “Summary Financial Information” for additional summary consolidated balance sheet, statements of operations and cash flow information as of and for the applicable periods presented.

INFORMATION ABOUT NON-GAAP FINANCIAL MEASURES
As used herein, “GAAP” refers to accounting principles generally accepted in the United States of America. To supplement our consolidated financial statements prepared and presented in accordance with GAAP, this earnings release includes financial measures, including (1) non-GAAP net income and (2) non-GAAP Earnings Per Share (“EPS”), that are considered non-GAAP financial measures as defined in Rule 101 of Regulation G promulgated by the Securities and Exchange Commission. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these non-GAAP, or pro forma, financial measures for internal financial and operational decision making purposes and as a means to evaluate period-to-period comparisons of the performance and results of operations of our core business. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of our core business by excluding non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits, that may not be indicative of our recurring core business operating results. These non-GAAP financial measures also facilitate management’s internal planning and comparisons to our historical performance and liquidity. We believe these non-GAAP financial measures are useful to investors as they allow for greater transparency with respect to key metrics used by management in its financial and operational decision making and are used by our institutional investors and the analyst community to help them analyze the performance and operational results of our core business.
 Non-GAAP Net income and EPS. We define non-GAAP net income as net income calculated in accordance with GAAP, plus non-cash stock compensation charges, non-cash patent amortization charges and excess benefit related non-cash tax expense, less certain non-cash tax benefits included in tax expense. Non-GAAP EPS is defined as non-GAAP net income divided by the weighted average outstanding shares, on a fully-diluted basis, calculated in accordance with GAAP, for the respective reporting period.
Due to the inherent volatility in stock prices, the use of estimates and assumptions in connection with the valuation and expensing of share-based awards and the variety of award types that companies can issue under FASB ASC Topic 718, management believes that providing a non-GAAP financial measure that excludes non-cash stock compensation allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies period to period, as well as providing our management with a critical tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Similarly, due to the variability associated with the timing and amount of patent acquisition payments and estimates inherent in the capitalization and amortization of patent acquisition costs, management believes that providing a non-GAAP financial measure that excludes non-cash patent amortization charges allows investors to make meaningful comparisons between our recurring core business operating results and those of other companies, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business operating results. Management also believes that providing a non-GAAP financial measure that excludes the impact of excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense allows investors to assess our net results and the economic impact of income taxes based largely on cash tax obligations, make more meaningful comparisons between our recurring core business net results and those of other companies period to period, and also provides our management with a useful tool for financial and operational decision making and for evaluating our own period-to-period recurring core business net results.
There are a number of limitations related to the use of non-GAAP net income and EPS versus net income and EPS calculated in accordance with GAAP. For example, non-GAAP net income excludes the impact of significant non-cash stock compensation charges, non-cash patent amortization charges, excess benefit related non-cash tax expense and certain non-cash tax benefits included in tax expense that are or may be recurring, and that may or will continue to be recurring for the foreseeable future. In addition, non-cash stock compensation is a critical component of our employee compensation programs and non-cash patent amortization reflects the cost of certain patent portfolio acquisitions, amortized on a straight-line basis over the estimated economic useful life of the respective patent portfolio, and may reflect the acceleration of amortization related to recoupable up-front patent portfolio acquisition costs. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and EPS and evaluating non-GAAP net income and EPS in conjunction with net income and EPS calculated in accordance with GAAP.
The accompanying table below provides a reconciliation of the non-GAAP financial measures presented to the most directly comparable financial measures prepared in accordance with GAAP.
______________________________________________

A conference call is scheduled for today. The Acacia Research presentation and Q&A will start at 1:30 p.m. Pacific Time (4:30 p.m. Eastern).

To listen to the presentation by phone, dial (877) 545-1409 for domestic callers and (719) 325-4915 for international callers, both of whom will need to enter the conference ID 2870060 when prompted.

The call is being webcast by CCBN and can be accessed at Acacia’s website at www.acaciaresearch.com

ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (ACTG) is the industry leader in patent licensing. An intermediary in the patent marketplace, Acacia partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner.

Information about Acacia Research Corporation and its subsidiaries is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  These statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the ability to successfully develop licensing programs and attract new business, rapid technological change in relevant markets, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and any amendments to the forgoing, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

The results achieved in the most recent quarter are not necessarily indicative of the results to be achieved by us in any subsequent quarters, as it is currently anticipated that Acacia Research Corporation’s financial results will vary, and may vary significantly, from quarter to quarter.  This variance is expected to result from a number of factors, including risk factors affecting our results of operations and financial condition referenced above, and the particular structure of our licensing transactions, which may impact the amount of inventor royalties and contingent legal fees expenses we incur period to period.

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION
(In thousands, except share and per share information)
(Unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$64,658	$12,994	$130,730	$87,540
Operating costs and expenses:
Cost of revenues:
Inventor royalties	17,844	116	19,417	10,706
Contingent legal fees	7,709	1,972	22,236	12,268
Litigation and licensing expenses - patents	7,348	10,345	22,395	28,032
Amortization of patents	6,467	13,688	27,986	39,954
General and administrative expenses (including non-cash stock compensation expense of $1,368 and $4,578 for the three and nine months ended September 30, 2016, respectively, and $2,164 and $8,588 for the three and nine months ended September 30, 2015, respectively)	7,158	9,442	22,687	29,604
Research, consulting and other expenses - business development	666	802	2,522	2,531
Impairment of patent-related intangible assets	—	—	40,165	—
Other expense	—	3,465	500	3,891
Total operating costs and expenses	47,192	39,830	157,908	126,986
Operating income (loss)	17,466	(26,836)	(27,178)	(39,446)

Total other expense	(8)	(180)	(63)	(56)
Income (loss) before provision for income taxes	17,458	(27,016)	(27,241)	(39,502)
Provision for income taxes	(9,655)	(337)	(15,774)	(626)
Income (loss) including noncontrolling interests in operating subsidiaries	7,803	(27,353)	(43,015)	(40,128)
Net (income) loss attributable to noncontrolling interests in operating subsidiaries	186	43	466	(3,998)
Net income (loss) attributable to Acacia Research Corporation	$7,989	$(27,310)	$(42,549)	$(44,126)

Net income (loss) attributable to common stockholders - diluted	$7,945	$(27,450)	$(42,549)	$(44,691)

Diluted earnings (loss) per common share	$0.16	$(0.55)	$(0.85)	$(0.90)

Weighted average number of shares outstanding, diluted	50,618,757	49,630,369	50,024,047	49,423,548

Reconciliation of GAAP Net Income (Loss) and EPS to Non-GAAP Net Income (Loss) and EPS
(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015

GAAP net income (loss)	$7,989	$(27,310)	$(42,549)	$(44,126)

Non-cash stock compensation	1,368	2,164	4,578	8,588
Non-cash patent amortization	6,467	13,688	27,986	39,954
Impairment of patent-related intangible assets	—	—	40,165	—

Pro forma non-GAAP net income (loss)	$15,824	$(11,458)	$30,180	$4,416
Pro forma non-GAAP net earnings (loss) per common share - diluted(3)	$0.31	$(0.23)	$0.60	$0.09
GAAP weighted-average shares — diluted	50,618,757	49,630,369	50,127,427	49,467,075

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$116,016	$135,223
Restricted cash	14,041	10,725
Short-term investments	30,326	—
Accounts receivable	53,700	33,500
Loan receivable	10,000	—
Deferred income taxes	210	210
Prepaid expenses and other current assets	3,697	4,219
Total current assets	227,990	183,877

Property and equipment, net	155	272
Patents, net	94,716	162,642
Other assets	365	1,110
	$323,226	$347,901

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$22,687	$17,347
Accrued patent investment costs	225	1,000
Royalties and contingent legal fees payable	25,009	14,878
Total current liabilities	47,921	33,225

Deferred income taxes	210	210
Other liabilities	362	311
Total liabilities	48,493	33,746
Total stockholders’ equity	274,733	314,155
	$323,226	$347,901

ACACIA RESEARCH CORPORATION
SUMMARY FINANCIAL INFORMATION, (CONTINUED)
(In thousands)
(Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash flows from operating activities:
Net income (loss) including noncontrolling interests in operating subsidiaries	$7,803	$(27,353)	$(43,015)	$(40,128)
Adjustments to reconcile net income (loss) including noncontrolling interests in operating subsidiaries to net cash provided by (used in) operating activities:
Depreciation and amortization	6,501	13,743	28,105	40,129
Non-cash stock compensation	1,368	2,164	4,578	8,588
Impairment of patent-related intangible assets	—	—	40,165	—
Other	95	—	113	(127)
Changes in assets and liabilities:
Accounts receivable	(49,375)	24,793	(20,200)	7,411
Prepaid expenses and other assets	(9,387)	222	(8,733)	(569)
Accounts payable and accrued expenses	11,271	5,972	5,391	2,680
Royalties and contingent legal fees payable	7,155	(10,938)	10,131	(5,108)

Net cash provided by (used in) operating activities - excluding restricted cash	(24,569)	8,603	16,535	12,876
Restricted cash	(5)	(3)	(3,316)	(10,721)
Net cash provided by (used in) operating activities	(24,574)	8,600	13,219	2,155

Cash flows from investing activities:
Purchases of property and equipment	—	—	(4)	(8)
Purchase of available-for-sale investments	(12,956)	—	(62,633)	(23,296)
Maturities and sales of available-for-sale investments	14,890	37,270	32,352	82,115
Investments in patents/ patent rights	—	(837)	(1,000)	(19,504)

Net cash provided by (used in) investing activities	1,934	36,433	(31,285)	39,307

Cash flows from financing activities:
Dividends paid to shareholders	—	(6,342)	—	(19,091)
Distributions to noncontrolling interests in operating subsidiary	(1,358)	—	(1,358)	—
Repurchased restricted common stock	—	—	(25)	—
Proceeds from exercises of stock options	242	—	242	938

Net cash used in financing activities	(1,116)	(6,342)	(1,141)	(18,153)

Increase (decrease) in cash and cash equivalents	(23,756)	38,691	(19,207)	23,309

Cash and cash equivalents, beginning	139,772	119,084	135,223	134,466

Cash and cash equivalents, ending	$116,016	$157,775	$116,016	$157,775

Business Highlights and Recent Developments(2)

Third quarter 2016 business highlights and recent developments include the following:

Revenues for the three months ended September 30, 2016 included fees from the following technology licensing and enforcement programs:

•	4G Wireless technology	•	Online Auction Guarantee technology
•	Bone Wedge technology	•	Optical Networking technology
•	DisplayPort and MIPI DSI technology	•	Semiconductor 3D die stacking technology*
•	DRAM and Flash Memory technology*	•	Semiconductor memory circuit and manufacturing processes technology*
•	Flash Memory technology*	•	Shared Memory for Multimedia Processing technology
•	Gas Modulation Control Systems technology	•	Speech codes used in wireless and wireline systems technology
•	Oil and gas drilling technology*	•	Wireless Infrastructure and User Equipment technology
________________________________________
* Initial revenues recognized during the three months ended September 30, 2016.

•
In August, Acacia Research Corporation formed a strategic partnership with Veritone, Inc. Veritone is a leading cloud-based Artificial Intelligence (“AI”) technology company that is pioneering next generation search and analytics through their proprietary Cognitive Media Platform™ (CMP).

•	Acacia Research Corporation entered into an agreement with SK hynix Inc. granting licenses for patent rights held by certain of its subsidiaries.

•	Adaptix, Inc. signed a patent license agreement with Alcatel-Lucent USA, Inc. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Cellular Communications Equipment LLC and Parthenon Unified Memory Architecture LLC resolved patent litigation with LG Electronics, Inc., Civil Action Nos. 6:13-cv-00508; 6:14-cv-00982; 2:15-cv-00576; 2:15-cv-00579; 2:15-cv-00580; 2:15-cv-00581; 2:14-cv-00691; 2:15-cv-01950; 6:16-cv-00365, pending in the United States District Court for the Eastern District of Texas.

•
Cellular Communications Equipment LLC received a jury verdict in its case against Apple, Inc. in lead case number 6:14-CV-00251 pending in the United States District Court for the Eastern District of Texas.  The jury returned a verdict that U.S. Patent No. 8,055,820 was valid and infringed.  The jury found the infringement was willful and returned a damages award of $22.1M for past infringement.

•
Nexus Display Technologies LLC entered into a settlement and patent license agreement with ASUSTeK Computer Inc. and its U.S. subsidiary, ASUS Computer International. The agreement resolved litigation that was pending in the United States District Court for the Central District of California, Western Division.

•
Parthenon Unified Memory Architecture LLC entered into a settlement and patent license agreement with ZTE Corporation. The agreement resolved litigation that was pending in the United States District Court for the Eastern District of Texas.

•
Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH entered into royalty-bearing patent license agreements with Vodafone Group Services Limited. These agreements resolved patent litigation, Case Nos. 4a O 73/14//1-15 U 36/16; 4a O 126/14//1-2 U 35/16; 4a O 127/14; 4a O 128/14; 4a O 129/14; and 4a O 130/14, pending in the Düsseldorf District Court, Germany.

•	Acacia Research Group LLC and its affiliates continued their patent and patent rights investment activities in the third quarter of 2016, including the following:

◦	In September 2016, partnered with a major Japanese semiconductor manufacturer. The patents relate to DRAM and Flash Memory circuits and manufacturing processes.

◦
In September 2016, acquired an additional portfolio of semiconductor patents from Renesas Electronics Corporation.  These patents relate to Power Management, System-on-Chip System Architecture and Device Manufacturing Processes and Packaging.

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(1) As used herein, “Acacia Research Corporation,” “we,” “us,” and “our” refer to Acacia Research Corporation and/or its wholly and majority-owned operating subsidiaries.  All intellectual property acquisition, development, licensing and enforcement activities are conducted solely by certain of Acacia Research Corporation’s wholly and majority-owned operating subsidiaries.

(2) Adaptix Inc, Cellular Communications Equipment LLC, Nexus Display Technologies LLC, Parthenon Unified Memory Architecture LLC, Saint Lawrence Communications LLC and Saint Lawrence Communications GmbH are wholly and majority-owned operating subsidiaries of Acacia Research Corporation.

(3)Calculated based on pro forma non-GAAP net loss attributable to common stockholders - diluted, not shown.